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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                              FORM 8-K


                         CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

                Date of Report:  September 11, 1995
                (Date of earliest event reported)


                    ALLIANCE GAMING CORPORATION
                        a Nevada corporation
       (Exact name of registrant as specified in its charter)


      Nevada                    0-4281                 88-0104066
   (State or other             (Commission        (I.R.S.Employer
    jurisdiction of             File No.)          Identification
    incorporation of                                     No.)
    organization)



                          4380 Boulder Highway
                        Las Vegas, Nevada  89121
     (Address of principal executive offices, including zip code)

                             (702) 435-4200
          (Registrant's telephone number, including area code)


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 ITEM 5.  OTHER EVENTS

           As previously reported in its Schedule 14D-1 and Amendment No. 2 to Schedule 13D (as amended), dated July 28, 1995, on July 28, 1995 Alliance Gaming Corporation (the "Company") commenced a tender offer to acquire up to 4.4 million shares of common stock, par value $.01 per share, of Bally Gaming International, Inc. ("BGII").

           On August 25, 1995, as reported in the Company's press release attached hereto as Exhibit 5.1 under Item 7 and incorporated herein by reference, the Company announced that pursuant to its previously announced August 14th agreement with BGII and WMS Industries, Inc. ("WMS"), it had extended the expiration of its currently pending tender offer for shares of BGII until September 12, 1995. The number of shares validly tendered did not include the one million shares already owned by Alliance Gaming. Pursuant to such agreement, certain litigation between the parties was temporarily suspended.

           On September 1, 1995, as reported in the Company's press release attached hereto as Exhibit 5.2 under Item 7 and incorporated herein by reference, the Company announced it had accepted firm commitments for $65 million in financing to fund its tender offer of $12.50 cash per share for 4.4 million shares of BGII. The financing commitments included $35 million in senior financing to be provided by Foothill Capital Corp., and $30 million in senior subordinated financing to be provided by Cerberus Partners, L.P. and affiliates of Canyon Partners, Incorporated. These commitments replaced the expressions of interest furnished to the Company earlier by two banks. The financing is not conditioned on due diligence, and the Company therefore expects to be in a position to close its tender offer immediately following regulatory approval, presently anticipated to occur in the end of September. Accordingly, the Company has extended its tender offer until 12 o'clock midnight New York time on Friday, September 29, 1995. Upon closing the tender offer, the Company would have majority control of BGII. No additional funds would be necessary to consummate the merger.
                On September 5, 1995, BGII commenced a litigation
against the Company and the Company's wholly-owned subsidiary, BGII Acquisition Corp. ("Acquisition"), in the United States District Court for the District of Delaware alleging, among other things, certain misrepresentations under the federal securities laws. A copy of such Complaint is filed as Exhibit
5.3 under Item 7 and incorporated herein by reference.

          On September 6, 1995, WMS commenced a litigation against the Company, Acquisition and the board of directors of the Company and John Does 1-5 in the United States District Court for the Southern District of New York alleging certain misrepresentations and similar causes of action to the Delaware litigation as well as tortious interference with the WMS/BGII merger agreement. A copy of such complaint is filed as Exhibit
5.4 under Item 7 and incorporated herein by reference.

          The Company believes that neither of these litigations is meritorious, and it intends vigorously to defend them to monitor developments and continue its pursuit of acquiring BGII.












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 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

1.   Exhibit 5.1.  Press release dated August 25, 1995.

2.   Exhibit 5.2.  Press release dated September 1, 1995.

3. Exhibit 5.3. Complaint between BGII as plaintiff, and the Company and BGII Acquisition Corp. as defendants, dated
     September 5, 1995.

4.   Exhibit 5.4.  Summons in a Civil Action between WMS
     Industries, Inc. as plaintiff, and the Company, BGII
     Acquisition Corp. and the Company's Board of Directors as co-defendants dated September 6, 1995.



























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                                    SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                ALLIANCE GAMING CORPORATION



Date:  September 11, 1995        By:    /s/ Steve Greathouse


                                       --------------------------
                                       Name:  Steve Greathouse
                                       Title: Chairman/President/
                                              Chief Executive
                                              Officer

























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                               INDEX TO EXHIBITS


1.   Exhibit 5.1.  Press release dated August 25, 1995.

2.   Exhibit 5.2.  Press release dated September 1, 1995.

3. Exhibit 5.3. Complaint between BGII as plaintiff, and the Company and BGII Acquisition Corp. as defendants, dated
     September 5, 1995.

4.   Exhibit 5.4.  Summons in a Civil Action between WMS
     Industries, Inc. as plaintiff, and the Company, BGII
     Acquisition Corp. and the Company's Board of Directors as co-defendants dated September 6, 1995.



























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